Exhibit 10.1

Execution Version

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of October 5, 2016, by and among ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the “Borrower”), the lenders signatory hereto (the “Lenders”) and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent are parties to a certain Revolving Credit Agreement dated as of September 25, 2015 (the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which such Lenders have made certain financial accommodations available to the Borrower;
WHEREAS, the Borrower has notified the Administrative Agent and each of the Lenders that the Borrower proposes to increase the Aggregate Commitment Amount under the Credit Agreement by the amount of $250,000,000, which increase shall be made without using the existing $250,000,000 uncommitted incremental facility set forth in Section 2.21 of the Credit Agreement;
WHEREAS, certain Lenders have agreed to provide new Commitments or increase their Commitments as requested by the Borrower and the Credit Agreement will continue to contemplate an up to $250,000,000 uncommitted incremental facility set forth in Section 2.21 of the Credit Agreement that may be used in addition to the incremental Commitments provided below; and
WHEREAS, the Borrower has also requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement, including, without limitation, an extension of the term of the Commitments, and subject to the terms and conditions hereof, the Administrative Agent and the Lenders are willing to do so.
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Administrative Agent and the Lenders agree as follows:

1.Increase in Commitments. Each of the parties hereto consents to the increase in the aggregate principal amount of the Commitments to $1,500,000,000. Each Lender executing this Amendment agrees that, effective as of the First Amendment Date (defined below), its Commitment is in the amount set forth on Schedule II. Each of the parties acknowledges and agrees that the Commitments of each of the Lenders are several and not joint commitments and obligations of such Lender. Immediately after giving effect to this Amendment, the outstanding Borrowings shall be reallocated ratably based upon the Commitments as set forth on Schedule II. Each Lender signatory hereto that was not a party to the Credit Agreement prior to this Amendment hereby becomes a party to the Credit Agreement as a Lender thereunder with the same force and effect as if originally named therein as a Lender, and without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Lender thereunder and agrees to be bound by the terms and conditions of the Credit Agreement. Each of the parties hereto acknowledges and agrees that the foregoing increase in the Commitments is independent of Section 2.21 of the Credit Agreement, and the Borrower retains the right to further increase the Commitments by up to $250,000,000 after the First Amendment Date on the terms set forth in Section 2.21 of the Credit Agreement.

2.Amendments.

a)Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Aggregate Commitment Amount”, “Anti-Terrorism and Anti-Corruption Laws”, “Co-Documentation Agents”, “Commitment Termination Date”, “Credit Documents”, “Federal Funds Rate”, “Fee Letter”, “Joint Lead Arrangers” and “Lender Insolvency Event” in their entirety with the following definitions:

“Aggregate Commitment Amount” shall mean the aggregate principal amount of the Aggregate Commitments from time to time. On the First Amendment Date, the Aggregate Commitment Amount equals $1,500,000,000.

“Anti-Terrorism and Anti-Corruption Laws” shall mean any applicable laws, rules, or regulations relating to economic or trade sanctions, terrorism, bribery, corruption or money laundering, including without limitation any regulations or sanctions programs administered by OFAC, the United Nations, the United Kingdom, the European Union or any other applicable authority.

“Co-Documentation Agents” shall mean, collectively, Bank of America, N.A., U.S. Bank National Association, Wells Fargo Bank, N.A and BNP Paribas.

“Commitment Termination Date” shall mean the earliest of (i) September 25, 2021 or such later date to which such Lender has agreed to extend its Revolving Commitment pursuant to Section 2.23, (ii) the date on which the Commitments are terminated pursuant to Section 2.6 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Credit Documents” shall mean, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, the Fee Letters, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letters” shall mean, collectively, that certain fee letter, dated as of September 9, 2016, executed by the Administrative Agent and accepted by the Borrower, and that certain fee letter dated as of September 9, 2016, executed by the Administrative Agent, Mizuho Bank, Ltd. and JP Morgan Chase Bank, N.A. and accepted by the Borrower.
“Joint Lead Arrangers” shall mean, collectively, Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), U.S. Bank National Association, Wells Fargo Securities, LLC and BNP Paribas Securities Corp.
“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is, or has been, adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, (iii) a Lender or its Parent Company has become the subject of a Bail-In Action; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
b)Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in their entirety in the appropriate alphabetical order:
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Co-Syndication Agents” shall mean, collectively, Mizuho Bank, Ltd. and JPMorgan Chase Bank, N.A.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Extension Effective Date” shall have the meaning provided in Section 2.23.
“First Amendment Date” shall mean October 5, 2016.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
c)Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Anniversary Date”, “Borrower Extension Notice Date”, “Existing Termination Date” and “Syndication Agent” in their entirety.
d)Section 2.11(d) of the Credit Agreement is hereby amended by replacing such subsection in its entirety with the following:
(d)    Accrued fees under paragraph (b) above shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 2016, and on the Commitment Termination Date.
e)Section 2.21(a) of the Credit Agreement is hereby amended by deleting the reference to “September 30, 2014” in clause (a) of the first sentence thereof and replacing it with “September 30, 2015”.

f)	The Credit Agreement is hereby amended by adding new Section 4.22 as follows:
Section 4.22    EEA Financial Institution; Other Regulations. Neither the Borrower nor any Subsidiary is an EEA Financial Institution.
g)The term “Syndication Agent,” as used in Sections 8.8 and 9.15 of the Credit Agreement is hereby deleted and replaced with the term “Co-Syndication Agents.”

h)Section 9.2(b) of the Credit Agreement is hereby amended by inserting the phrase “(excluding the Fee Letters, each of which may be amended by written agreement executed by each of the parties thereto)” immediately following the reference to “Credit Documents.”

i)Section 9.4(d) of the Credit Agreement is hereby amended by replacing the first sentence of such section, before the proviso, in its entirety with the following:

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or an investment vehicle or trust for the primary benefit of a natural person or relatives of a natural person), the Borrower, any of the Borrower’s Affiliates or Subsidiaries or any Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it);

j)Section 9.8 of the Credit Agreement is hereby amended by replacing the second sentence of such section in its entirety with the following:

This Agreement, the Fee Letters, the other Credit Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

k)Section 9.15 of the Credit Agreement is hereby amended by replacing the first sentence of such section in its entirety with the following:

The Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents, the Joint Lead Arrangers, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Borrower.

l)	The Credit Agreement is hereby amended by adding new Section 9.16 as follows:

Section 9.16    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.     Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

m)Schedule II of the Credit Agreement is hereby amended by replacing such schedule in its entirety with Schedule II attached hereto.

3.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment, the increase in the Commitments and the other terms contemplated hereby shall not become effective, and the Borrower shall have no rights under this Amendment, until:

a)The Administrative Agent shall have received (i) the fees set forth in the Fee Letters (as defined above), (ii) such fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates in connection with this Amendment, and (iii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent);

b)To the extent requested by any Lender in writing not less than five (5) Business Days prior to the First Amendment Date, any such Lender shall have received, not later than two (2) calendar days prior to the First Amendment Date, all documentation and other information with respect to the Borrower that such Lender reasonably believes is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act; and

c)The Administrative Agent shall have received each of the following:

i.	executed counterparts to this Amendment from the Borrower and the Lenders;

ii.
a certificate of the Secretary or Assistant Secretary of the Borrower in the form of Exhibit 3.1(b)(iii), attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Amendment and certifying the name, title and true signature of each officer of the Borrower executing the Amendment;

iii.
certified copies of the articles or certificate of incorporation of the Borrower, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdictions of organization of the Borrower and each other jurisdiction in which the failure to so qualify and be in good standing would have or would reasonably be expected to have a Material Adverse Effect;

iv.
a favorable written opinion of inside or outside counsel to the Borrower, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Borrower, the Amendment and the transactions contemplated herein as the Administrative Agent or the Required Lenders shall reasonably request; and

v.
certified copies of all consents, approvals, authorizations, registrations and filings and orders, if any, required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of Borrower, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated hereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by an governmental authority regarding the Commitments or any transaction being financed with the proceeds hereof shall be ongoing.

4.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent:

a) Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdictions of its incorporation, (b) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have or would reasonably be expected to have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted;

b)The execution, delivery and performance by the Borrower of the Amendment is within the Borrower’s organizational powers and has been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

c)The execution, delivery and performance by the Borrower of this Amendment do not (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, court or third party, except those as have been obtained or made and are in full force and effect, (ii) violate or conflict with, in any material respect, any provision of its articles of incorporation or bylaws, (iii) violate, contravene or conflict with, in any material respect, any law, regulation (including without limitation, Regulation U, Regulation X or any regulation promulgated by the Federal Energy Regulatory Commission), order, writ, judgment, injunction, decree or permit applicable to it, (iv) except as would not reasonably be expected to result in a Material Adverse Effect, violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or its properties may be bound, or (v) in any material respect, result in or require the creation of any Lien upon or with respect to its properties, other than a Permitted Lien;

d)This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

e)After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

5.Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the

Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Credit Document for all purposes. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ATMOS ENERGY CORPORATION, as Borrower

By: /s/ BRET J. ECKERT
Name: Bret J. Eckert
Title: Senior Vice President and CFO

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent and as a Lender

By: /s/ LUCIE CAMPOS CARESMEL
Name: Lucie Campos Caresmel
Title: Director

By: /s/ GORDON YIP
Name: Gordon Yip
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

MIZUHO BANK, LTD.,
as Co-Syndication Agent and as a Lender

By: /s/ NELSON CHANG
Name: Nelson Chang
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender

By: /s/ JUSTIN MARTIN
Name: Justin Martin
Title: Authorized Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
as a Co-Documentation Agent and as a Lender

By: /s/ MAGGIE HALLELAND
Name: Maggie Halleland
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Lender

By: /s/ MICHAEL E. TEMNICK
Name: Michael E. Temnick
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Lender

By: /s/ KEITH LUETTEL
Name: Keith Luettel
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

BNP PARIBAS, as a Co-Documentation Agent and as a Lender

By: /s/ NICOLE RODRIGUEZ
Name: Nicole Rodriguez
Title: Director

By: /s/ JULIEN PECOUD-BOUVET
Name: Julien Pecoud-Bouvet
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By: /s/ PAUL FARRELL
Name: Paul Farrell
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ KELLY ATTAYEK
Name: Kelly Attayek
Title: Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By: /s/ ANJU ABRAHAM
Name: Anju Abraham
Title: Authorized Signatory

By: /s/ DARREL HO
Name: Darrel Ho
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By: /s/ SAVO BOZIC
Name: Savo Bozic
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ JOSH ROSENTHAL
Name: Josh Rosenthal
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ MICHAEL KING
Name: Michael King
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

COBANK, ACB, as a Lender

By: /s/ DUSTIN ZUBKE
Name: Dustin Zubke
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

REGIONS BANK, as a Lender

By: /s/ BRIAN J. WALSH
Name: Brian J. Walsh
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ WICKS BARKHAUSEN
Name: Wicks Barkhausen
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

BOKF, NA DBA BANK OF TEXAS, as a Lender

By: /s/ MATTHEW RENNA
Name: Matthew Renna
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT]

Exhibit A

Schedule II
COMMITMENT AMOUNTS

Lender	Commitment Amount
Crédit Agricole Corporate and Investment Bank	$117,000,000.00
Mizuho Bank, Ltd.	$117,000,000.00
JPMorgan Chase Bank, National Association	$117,000,000.00
Bank of America, N.A.	$116,000,000.00
U.S. Bank National Association	$116,000,000.00
Wells Fargo Bank, National Association	$116,000,000.00
BNP Paribas	$116,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$95,000,000.00
Branch Banking and Trust Company	$95,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$95,000,000.00
The Toronto-Dominion Bank, New York Branch	$95,000,000.00
Goldman Sachs Bank USA	$80,000,000.00
Regions Bank	$80,000,000.00
CoBank, ACB	$55,000,000.00
Morgan Stanley Bank, N.A.	$50,000,000.00
The Northern Trust Company	$20,000,000.00
BOKF, NA dba Bank of Texas	$20,000,000.00
TOTAL	$1,500,000,000